EXHIBIT  23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS







                       CONSENT  OF  INDEPENDENT  ACCOUNTANTS



We consent to the incorporation by reference in this Registration Statement of WorldWater Corporation on Form SB-2 of our report dated March 26, 2003, Except for Note 19 which is dated May 30, 2003, appearing in the Annual Report on Form 10-KSB of WorldWater for the year ended December 31, 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/    Amper, Politziner & Mattia P.C.


June 16, 2003
Edison, New Jersey


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